UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021

SMARTFINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37661	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600 Knoxville, Tennessee	37919 (Zip Code)
(Address of principal executive offices)

(865) 437-5700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	SMBK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On June 10, 2021, the Audit Committee of the Board of Directors of SmartFinancial, Inc. (the “Company”) resolved to dismiss Dixon Hughes Goodman LLP (“DHG”) as the Company's principal independent registered public accounting firm effective immediately.

The audit reports of DHG on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period from January 1, 2021 through June 10, 2021, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and DHG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of DHG, would have caused DHG to make reference to the subject matter of the disagreement in connection with DHG’s reports on the Company’s consolidated financial statements for 2020 and 2019, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided DHG with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the Securities and Exchange Commission (the “SEC”). The Company requested that DHG furnish it with a letter addressed to the SEC stating whether DHG agrees with the statements made by the Company regarding DHG in this Report and, if not, stating the respects in which it does not agree. A copy of DHG's letter dated June 16, 2021 to the SEC is filed as Exhibit 16.1 to this Report.

(b)	Engagement of Independent Registered Public Accounting Firm

On June 10, 2021, the Company notified BKD, LLP (“BKD”) that it had been selected to serve as the Company's principal independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to completion of BKD’s standard client acceptance procedures. The selection of BKD was approved by the Audit Committee of the Company’s Board of Directors on June 10, 2021.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period from January 1, 2021 through June 10, 2021, neither the Company nor anyone acting on its behalf consulted with BKD regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BKD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K and the related instructions, respectively).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Dixon Hughes Goodman LLP, dated June 16, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

By:	/s/ William Y. Carroll, Jr.
Name:	William Y. Carroll, Jr.
Title:	President and Chief Executive Officer

Date: June 16, 2021